Exhibit 32.1
CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
     The certification set forth below is being submitted in connection with the annual report on Form 10-K of SuccessFactors, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Lars Dalgaard, the Chief Executive Officer of SuccessFactors, Inc., each certifies that, to the best of his knowledge:
          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
          2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SuccessFactors, Inc.
Date: February 27, 2009

/s/ Lars Dalgaard

Name: Lars Dalgaard
Title: Chief Executive Officer and President